Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Portfolio Holdings Disclosure: Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated December 31, 2021, as amended and restated September 22, 2022, and included in this Post-Effective Amendment No. 280 to the Registration Statement (Form N-1A, File No. 033-59474) of Principal Funds, Inc. (the Registration Statement).
We also consent to the incorporation by reference of our reports dated October 21, 2021, with respect to the financial statements and financial highlights of Blue Chip Fund, Bond Market Index Fund, Capital Securities Fund, Diversified Real Asset Fund, Edge MidCap Fund, Global Multi-Strategy Fund, International Equity Index Fund, International Small Company Fund, Opportunistic Municipal Fund, Origin Emerging Markets Fund, Small-MidCap Dividend Income Fund, Small-MidCap Growth Fund, and Spectrum Preferred and Capital Securities Income Fund (13 of the funds constituting Principal Funds, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
September 22, 2022